EXHIBIT 99.1

Allegiance Bancshares, Inc. Reports Fourth Quarter 2015 Earnings

  Core loans, excluding mortgage warehouse loans and loans held for sale, increased 4.6% for the fourth quarter 2015 over the third quarter 2015
  Strong asset quality as evidenced by annualized net charge-offs of 0.06% for the fourth quarter 2015 and a nonperforming assets to total assets ratio of 0.30%
  Completed Initial Public Offering of 2,990,000 shares generating net proceeds of approximately $57.2 million during the fourth quarter of 2015

HOUSTON, Jan. 26, 2016 (GLOBE NEWSWIRE) -- Allegiance Bancshares, Inc. (NASDAQ:ABTX), the holding company of Allegiance Bank (collectively, “Allegiance”), reported net income attributable to common stockholders for the three months ended December 31, 2015 of $4.2 million, a 4.1% increase compared to the three months ended September 30, 2015 and an 83.1% increase compared with the three months ended December 31, 2014.  Diluted earnings per common share for the three months ended December 31, 2015 decreased 17.5% to $0.33, compared to $0.40 for the three months ended September 30, 2015, reflecting a 25.9% increase in weighted average diluted common shares outstanding due to Allegiance’s Initial Public Offering (IPO) completed during the fourth quarter of 2015, and increased 3.1% from $0.32 for the three months ended December 31, 2014.  The shares issued in Allegiance’s IPO had a $0.09 impact on diluted earnings per common share for the three months ended December 31, 2015.  Additionally, during the first quarter of 2015, Allegiance completed the acquisition of F&M Bancshares, Inc. (“F&M”) on January 1, 2015.

“We are pleased with our robust organic growth in the fourth quarter, which demonstrates the underlying strength of our business model,” said George Martinez, Allegiance’s Chairman and Chief Executive Officer. “We also delivered solid quarterly earnings driven by continuing growth in core loans, strong asset quality and a continuing focus on controlling costs.”

“2015 was a year of significant accomplishments for us, culminating with the completion of our initial public offering,” continued Martinez.  “Proceeds received from the IPO were used to reduce the debt related to our F&M acquisition, and we ended 2015 with sufficient capital to continue our growth trajectory into 2016.  We have, and will, continue to leverage the strength of our talented bankers as we continue to expand our presence in the Houston economy.  While the Houston region has been impacted by the sharp decline in the price of crude oil, we view the current environment as an excellent opportunity for Allegiance to take advantage of the segment of the market that benefits from low energy prices.”

“Our super-community banking strategy offers a competitive advantage through our commitment to serving small to medium-sized business customers.  Our unique strategy was designed to foster strong customer relationships while benefitting from a platform and scale that is competitive with larger local and regional banks. As part of our growth plan, we intend to continue to expand our market position primarily through organic growth, including the establishment of de novo branch locations.”

Results of operations for the three months ended December 31, 2015

Annualized returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2015 were 0.81%, 6.71% and 8.19%, respectively.  Allegiance’s efficiency ratio for the three months ended December 31, 2015 decreased to 62.40% compared to 65.04% for the three months ended September 30, 2015 and from 71.56% for the three months ended December 31, 2014.

Net interest income before provision for loan losses for the three months ended December 31, 2015 increased 4.2% to $21.3 million, compared with $20.4 million during the three months ended September 30, 2015, primarily due to a $76.1 million or 4.3% increase in average interest-earning assets.  Net interest income before provision for loan losses for the three months ended December 31, 2015 increased $8.7 million, or 68.8%, from $12.6 million for the three months ended December 31, 2014.  This increase was primarily due to a 62.3% increase in average interest-earning assets as a result of the acquisition of F&M as well as organic growth within Allegiance’s loan portfolio. The net interest margin on a tax equivalent basis remained virtually flat from 4.61% for the three months ended September 30, 2015 to 4.60% for the three months ended December 31, 2015.  Excluding the impact of acquisition accounting adjustments, the net interest margin for the three months ended December 31, 2015 would have been 4.47%, compared to 4.44% for the three months ended September 30, 2015.  The net interest margin on a tax equivalent basis increased for the three months ended December 31, 2015 from 4.37% for the three months ended December 31, 2014.

On a linked quarter basis, noninterest income for the three months ended December 31, 2015 decreased $223 thousand, or 18.6%, primarily due to gains on the sale of loans recorded during the third quarter of 2015.  Noninterest income for the three months ended December 31, 2015 increased $297 thousand, or 43.6%, to $978 thousand, compared with $681 thousand for the three months ended December 31, 2014.  This increase was primarily due to increased fees and service charges resulting from the additional accounts acquired in the F&M acquisition.

Noninterest expense for the three months ended December 31, 2015 remained constant compared to the three months ended September 30, 2015, and increased $4.5 million, or 47.2%, to $13.9 million, compared with $9.4 million for the three months ended December 31, 2014.  This increase was primarily due to additional noninterest expenses associated with operating a larger platform following the F&M acquisition.

Financial Condition

Total loans increased $64.6 million or 4.0% to $1.68 billion at December 31, 2015 from $1.62 billion at September 30, 2015 due to strong organic loan growth within Allegiance’s loan portfolio.  During the three months ended December 31, 2015, core loans, which exclude the mortgage warehouse portfolio and loans held for sale, increased $70.6 million, but were partially offset by a decrease of $6.9 million in the mortgage warehouse portfolio, compared to the three months ended September 30, 2015.  Total loans at December 31, 2015 increased $679.0 million, or 67.8%, compared with $1.0 billion at December 31, 2014, primarily due to loans acquired in the F&M acquisition as well as organic growth within Allegiance’s portfolio.

Average loans for the three months ended December 31, 2015 increased $58.6 million, or 3.7%, to $1.63 billion from $1.57 billion for the quarter ended September 30, 2015. Average loans for the three months ended December 31, 2015 increased $650.2 million, or 66.3%, from $980.9 million for the three months ended December 31, 2014.

Deposits increased $102.6 million, or 6.2%, to $1.76 billion at December 31, 2015 from $1.66 billion at September 30, 2015.  Deposits at December 31, 2015 increased $625.5 million, or 55.2%, compared with $1.13 billion at December 31, 2014, primarily due to the deposits acquired in the F&M acquisition.

Average deposits for the three months ended December 31, 2015 increased $107.7 million, or 6.6%, to $1.74 billion, from $1.63 billion for the three months ended September 30, 2015.  Average deposits for the three months ended December 31, 2015 increased $624.5 million, or 55.9%, compared with $1.12 billion for the three months ended December 31, 2014.

Asset Quality

Nonperforming assets totaled $6.2 million or 0.30% of total assets at December 31, 2015, compared with $6.3 million or 0.31% of total assets at September 30, 2015, and $3.2 million or 0.25% of total assets at December 31, 2014.  The allowance for loan losses was 0.78% of total loans at December 31, 2015, 0.69% of total loans at September 30, 2015 and 0.82% of total loans at December 31, 2014.

The provision for loan losses for the three months ended December 31, 2015 was $2.2 million, or 0.53% (annualized) of average loans, compared with $1.5 million, or 0.39% (annualized) of average loans, for the three months ended September 30, 2015 and $500 thousand, or 0.20% (annualized) of average loans, for the three months ended December 31, 2014.

Net charge offs for the three months ended December 31, 2015 were $265 thousand, or 0.06% (annualized) of average loans, compared with $638 thousand, or 0.16% (annualized) of average loans, for the three months ended September 30, 2015.

GAAP Reconciliation of Non-GAAP Financial Measures

Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Allegiance reviews tangible book value per common share, return on average tangible common equity and the tangible common equity to tangible assets ratio.  Please refer to the GAAP Reconciliation and Management’s Explanation of non-GAAP Financial Measures at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Allegiance’s management team will host a conference call on Tuesday, January 26, 2016 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss its fourth quarter 2015 earnings. Individuals and investment professionals may participate in the call by dialing (855) 717-7672.  The conference ID number is 22569148.

Alternatively, a simultaneous webcast may be accessed via the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Upcoming Events.

Allegiance Bancshares, Inc.

As of December 31, 2015, Allegiance Bancshares Inc. is a $2.08 billion Houston, Texas based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to Houston metropolitan area-based small to medium-sized businesses and individual customers.  Allegiance Bank operates 16 full-service banking locations in the Houston metropolitan area and two full-service banking locations in Central Texas.  Visit www.allegiancebank.com for more information.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. These statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; continue to sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other factors are discussed in Allegiance’s prospectus, filed with the SEC on October 8, 2015 pursuant to Rule 424(b)(4) under the Securities Act of 1933 relating to Allegiance’s Registration Statement on Form S-1, as amended (Registration No. 33-206536), that was declared effective by the SEC on October 7, 2015, and other reports and statements Allegiance has filed with the SEC. Copies of such filings are available for download free of charge from the Investor Relations section of the website at www.allegiancebank.com, under Financial Information, SEC Filings.  Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made.  Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them.  Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	2015				2014
	December 31	September 30	June 30	March 31	December 31
	(Dollars in thousands)

Cash and cash equivalents	$148,431	$144,590	$138,685	$252,558	$167,540
Available for sale securities	165,097	154,546	151,662	96,910	84,962
Total Loans (including loans held for sale)	1,681,052	1,616,416	1,561,657	1,444,732	1,002,054
Allowance for loan losses	(13,098)	(11,204)	(10,312)	(8,940)	(8,246)
Loans, net	1,667,954	1,605,212	1,551,345	1,435,792	993,808
Goodwill	39,389	39,389	39,389	39,389	11,144
Core deposit intangibles, net	5,230	5,437	5,645	5,852	1,747
Premises and equipment, net	18,471	18,838	18,887	18,510	10,969
Bank owned life insurance	21,211	21,040	20,872	20,699	-
Other assets	18,796	23,298	18,671	15,176	9,838
Total assets	$2,084,579	$2,012,350	$1,945,156	$1,884,886	$1,280,008

Noninterest-bearing deposits	$620,320	$560,773	$556,502	$554,624	$373,795
Interest-bearing deposits	1,138,813	1,095,775	1,068,822	1,089,095	759,889
Total deposits	1,759,133	1,656,548	1,625,324	1,643,719	1,133,684
Short-term borrowings	50,000	115,000	75,000	-	-
Subordinated debentures	9,089	9,062	9,032	8,953	-
Other borrowed funds	569	28,069	28,069	28,069	10,069
Other liabilities	7,298	7,628	5,901	5,121	4,477
Total liabilities	1,826,089	1,816,307	1,743,326	1,685,862	1,148,230
Preferred equity	-	-	11,550	11,550	-
Common equity	258,490	196,043	190,280	187,474	131,778
Stockholders' equity	258,490	196,043	201,830	199,024	131,778
Total liabilities and equity	$2,084,579	$2,012,350	$1,945,156	$1,884,886	$1,280,008

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Year Ended
	2015				2014	2015	2014
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars in thousands)

INTEREST INCOME:
Loans, including fees	$22,431	$21,627	$21,079	$20,306	$13,534	$85,443	$50,243
Securities	989	975	721	439	450	3,124	1,851
Deposits in other financial institutions	72	43	50	74	68	239	311
Total interest income	23,492	22,645	21,850	20,819	14,052	88,806	52,405

INTEREST EXPENSE:
Demand, money market and savings deposits	555	508	482	456	338	2,001	1,261
Certificates and other time deposits	1,494	1,324	1,254	1,200	1,046	5,272	4,081
Short-term borrowings	33	47	2	-	-	82	-
Subordinated debt	139	114	162	163	-	578	-
Other borrowed funds	16	245	216	230	78	707	229
Total interest expense	2,237	2,238	2,116	2,049	1,462	8,640	5,571
NET INTEREST INCOME	21,255	20,407	19,734	18,770	12,590	80,166	46,834
Provision for loan losses	2,159	1,530	1,420	683	500	5,792	2,150
Net interest income after provision for loan losses	19,096	18,877	18,314	18,087	12,090	74,374	44,684

NONINTEREST INCOME:
Nonsufficient funds fees	191	179	168	165	120	703	455
Service charges on deposit accounts	166	163	176	175	112	680	490
Gains (losses) on sales of securities	(37)	-	-	-	82	(37)	82
Gains (losses) on sales of other real estate	-	1	-	(6)	-	(5)	188
Gains on sales of loans	-	235	-	-	-	235	-
Other	658	623	603	532	367	2,416	1,392
Total noninterest income	978	1,201	947	866	681	3,992	2,607

NONINTEREST EXPENSE:
Salaries and employee benefits	8,905	8,996	8,481	8,942	5,682	35,324	20,179
Net occupancy and equipment	1,179	1,289	1,274	1,084	847	4,826	3,316
Data processing and software amortization	750	841	827	626	428	3,044	1,658
Professional fees	451	343	397	480	794	1,671	2,294
Regulatory assessments and FDIC insurance	356	296	320	374	211	1,346	848
Core deposit intangibles amortization	208	207	207	208	74	830	298
Depreciation	424	414	409	367	295	1,614	1,084
Communications	298	300	358	334	224	1,290	684
Advertising	271	188	184	138	207	781	601
Other	1,054	1,027	965	1,033	676	4,079	2,496
Total noninterest expense	13,896	13,901	13,422	13,586	9,438	54,805	33,458
INCOME BEFORE INCOME TAXES	6,178	6,177	5,839	5,367	3,333	23,561	13,833
Provision for income taxes	1,966	1,957	1,956	1,896	1,033	7,775	4,828
NET INCOME	4,212	4,220	3,883	3,471	2,300	15,786	9,005
Preferred stock dividends	-	173	260	126	-	559	-
NET INCOME ATTRIBUTABLE TO COMMON
STOCKHOLDERS	$4,212	$4,047	$3,623	$3,345	$2,300	$15,227	$9,005

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Year Ended
	2015				2014	2015	2014
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars and share amounts in thousands)

Net income	$4,212	$4,220	$3,883	$3,471	$2,300	$15,786	$9,005
Net income attributable to common stockholders	$4,212	$4,047	$3,623	$3,345	$2,300	$15,227	$9,005

Earnings per common share, basic	$0.34	$0.41	$0.37	$0.34	$0.33	$1.45	$1.29
Earnings per common share, diluted	$0.33	$0.40	$0.36	$0.33	$0.32	$1.43	$1.26

Return on average assets (A)	0.81%	0.85%	0.84%	0.77%	0.73%	0.81%	0.75%
Return on average common equity (A)	6.71%	8.27%	8.20%	7.56%	7.56%	7.43%	7.73%
Return on average tangible common equity (A) (B)	8.19%	10.77%	10.04%	9.62%	8.46%	9.52%	8.70%
Tax equivalent net interest margin (C)	4.60%	4.61%	4.79%	4.72%	4.37%	4.68%	4.31%
Efficiency ratio(D)	62.40%	65.04%	64.90%	69.19%	71.56%	65.27%	67.79%

Liquidity and Capital Ratios
Equity to assets	12.40%	9.74%	10.38%	10.56%	10.30%	12.40%	10.30%
Common equity Tier 1 capital	11.71%	8.61%	8.68%	8.98%	N/A	11.71%	N/A
Tier 1 risk-based capital	12.20%	9.12%	9.88%	10.25%	11.96%	12.20%	11.96%
Total risk-based capital	12.92%	9.75%	10.48%	10.80%	12.80%	12.92%	12.80%
Tier 1 leverage capital	11.02%	8.37%	9.34%	9.22%	9.55%	11.02%	9.55%
Tangible common equity to tangible assets(B)	10.48%	7.69%	7.64%	7.73%	9.38%	10.48%	9.38%

Other Data
Weighted average shares:
Basic	12,390	9,823	9,825	9,823	6,995	10,470	6,978
Diluted	12,589	10,003	10,004	9,999	7,169	10,654	7,142
Period end shares outstanding	12,813	9,823	9,823	9,824	7,477	12,813	7,477
Book value per common share	$20.17	$19.96	$19.37	$19.08	$17.62	$20.17	$17.62
Tangible book value per common share(B)	$16.69	$15.39	$14.79	$14.48	$15.90	$16.69	$15.90

(A) Interim periods annualized.
(B) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures at the end of this Earnings Release.
(C) Net interest margin represents net interest income divided by average interest-earning assets.
(D) Represents noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of assets and securities. Additionally, taxes and provision for loan losses are not part of this calculation.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	December 31, 2015			September 30, 2015			December 31, 2014
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$1,631,068	$22,431	5.46%	$1,572,441	$21,627	5.46%	$980,853	$13,534	5.47%
Securities	161,245	989	2.43%	162,308	975	2.38%	89,196	450	2.00%
Deposits in other financial institutions	72,262	72	0.40%	53,759	43	0.31%	79,087	68	0.34%
Total interest-earning assets	1,864,575	$23,492	5.00%	1,788,508	$22,645	5.02%	1,149,136	$14,052	4.85%
Allowance for loan losses	(11,598)			(10,618)			(7,983)
Noninterest-earning assets	222,624			201,952			110,766
Total assets	$2,075,601			$1,979,842			$1,251,919

Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$95,696	$43	0.18%	$97,488	$40	0.16%	$79,674	$30	0.15%
Money market and savings deposits	456,867	512	0.44%	432,654	468	0.43%	291,621	308	0.42%
Certificates and other time deposits	591,403	1,494	1.00%	547,884	1,324	0.96%	392,992	1,046	1.06%
Short-term borrowings	63,587	33	0.20%	106,533	47	0.17%	-	-	0.00%
Subordinated debt	9,072	139	6.06%	9,060	114	5.01%	-	-	0.00%
Other borrowed funds	5,053	16	1.24%	28,069	245	3.46%	10,008	78	3.10%
Total interest-bearing liabilities	1,221,678	$2,237	0.73%	1,221,688	$2,238	0.73%	774,295	$1,462	0.75%

Noninterest-Bearing liabilities:
Noninterest-bearing demand deposits	596,854			555,060			352,024
Other liabilities	8,144			7,292			4,894
Total liabilities	1,826,676			1,784,040			1,131,213
Stockholders' equity	248,925			195,802			120,706
Total liabilities and stockholders' equity	$2,075,601			$1,979,842			$1,251,919

Net interest rate spread			4.27%			4.29%			4.10%

Net interest income and margin		$21,255	4.52%		$20,407	4.53%		$12,590	4.35%

Net interest income and margin (tax equivalent)		$21,623	4.60%		$20,770	4.61%		$12,651	4.37%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Year Ended
	December 31, 2015			December 31, 2014
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$1,525,325	$85,443	5.60%	$917,218	$50,243	5.48%
Securities	136,277	3,124	2.29%	91,318	1,851	2.03%
Deposits in other financial institutions	73,995	239	0.32%	81,839	311	0.38%
Total interest-earning assets	1,735,597	$88,806	5.12%	1,090,375	$52,405	4.81%
Allowance for loan losses	(10,004)			(7,276)
Noninterest-earning assets	211,419			109,852
Total assets	$1,937,012			$1,192,951

Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$100,139	$163	0.16%	$69,139	$134	0.19%
Money market and savings deposits	429,153	1,838	0.43%	263,277	1,127	0.43%
Certificates and other time deposits	559,247	5,272	0.94%	404,006	4,081	1.01%
Short-term borrowings	43,989	82	0.19%	-	-	0.00%
Subordinated debt	9,004	578	6.42%	-	-	0.00%
Other borrowed funds	22,354	707	3.16%	7,537	229	3.04%
Total interest-bearing liabilities	1,163,886	$8,640	0.74%	743,959	$5,571	0.75%

Noninterest-Bearing liabilities:
Noninterest-bearing demand deposits	554,704			328,743
Other liabilities	7,316			3,789
Total liabilities	1,725,906			1,076,491
Stockholders' equity	211,106			116,460
Total liabilities and stockholders' equity	$1,937,012			$1,192,951

Net interest rate spread			4.38%			4.06%

Net interest income and margin		$80,166	4.62%		$46,834	4.30%

Net interest income and margin (tax equivalent)		$81,156	4.68%		$47,049	4.31%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2015				2014
	December 31	September 30	June 30	March 31	December 31
	(Dollars in thousands)
Period-end Loan Portfolio:
Loans held for sale	$27,887	$27,004	$25,629	$33,409	$-

Commercial and industrial	383,044	367,341	346,703	325,598	242,034
Mortgage warehouse	59,071	65,928	81,255	36,912	28,329
Real Estate:
Commercial real estate (including multi-family residential)	745,595	710,857	678,979	640,391	429,986
Commercial real estate construction and land development	154,646	151,369	140,437	135,760	85,484
1-4 family residential (including home equity)	205,200	185,473	178,635	174,070	135,127
Residential construction	93,848	95,212	94,167	86,412	72,402
Consumer and other	11,761	13,232	15,852	12,180	8,692
Total loans	$1,681,052	$1,616,416	$1,561,657	$1,444,732	$1,002,054

Asset Quality:
Nonaccrual loans	$6,035	$6,185	$5,722	$6,852	$3,184
Accruing loans 90 or more
days past due	-	-	-	-	-
Total nonperforming loans	6,035	6,185	5,722	6,852	3,184
Other real estate	-	-	21	-	-
Other repossessed assets	131	131	491	-	-
Total nonperforming assets	$6,166	$6,316	$6,234	$6,852	$3,184

Net charge-offs (recoveries)	$265	$638	$48	$(11)	$(6)

Nonaccrual loans:
Loans held for sale	$209	$498	$1,130	$782	$-
Commercial and industrial	2,664	3,477	3,186	4,204	1,527
Warehouse lending	-	-	-	-	-
Real Estate:
Commercial real estate (including multi-family residential)	2,857	1,783	974	1,293	1,653
Commercial real estate construction and land development	-	-	-	246	-
1-4 family residential (including home equity)	239	341	343	296	-
Residential construction	-	-	-	-	-
Consumer and other	66	86	89	31	4
Total nonaccrual loans	$6,035	$6,185	$5,722	$6,852	$3,184

Asset Quality Ratios:
Nonperforming assets to total assets	0.30%	0.31%	0.32%	0.36%	0.25%
Nonperforming loans to total loans	0.36%	0.38%	0.37%	0.47%	0.32%
Allowance for loan losses to nonperforming loans	217.03%	181.15%	180.22%	130.47%	258.98%
Allowance for loan losses to total loans	0.78%	0.69%	0.66%	0.62%	0.82%
Provision for loan losses to average loans (annualized)	0.53%	0.39%	0.39%	0.20%	0.20%
Net charge-offs to average loans (annualized)	0.06%	0.16%	0.01%	0.00%	0.00%

 Allegiance Bancshares, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Allegiance’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Allegiance reviews tangible book value per common share, return on average tangible common equity and the tangible common equity to tangible assets ratio for internal planning and forecasting purposes. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  Allegiance believes these non-GAAP financial measures provide information useful to management and investors that is supplementary to our financial condition and results of operations computed in accordance with GAAP.  These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Year Ended
	2015				2014	2015	2014
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars and share amounts in thousands)

Total Stockholders' equity	$258,490	$196,043	$201,830	$199,024	$131,778	$258,490	$131,778
Less: Goodwill and core deposit intangibles, net	44,619	44,826	45,034	45,241	12,891	44,619	12,891
Tangible stockholders’ equity	$213,871	$151,217	$156,796	$153,783	$118,887	$213,871	$118,887

Less: Preferred Stock	-	-	11,550	11,550	-	-	-
Tangible common stockholders’ equity	$213,871	$151,217	$145,246	$142,233	$118,887	$213,871	$118,887

Shares outstanding at end of period	12,813	9,823	9,823	9,824	7,477	12,813	7,477

Tangible book value per common share	$16.69	$15.39	$14.79	$14.48	$15.90	$16.69	$15.90

Net income attributable to common stockholders	$4,212	$4,047	$3,623	$3,345	$2,300	$15,227	$9,005

Average common stockholders equity	248,925	194,045	189,907	186,294	120,706	204,935	116,460
Less: Average goodwill and core deposit intangibles, net	44,886	44,929	45,150	45,260	12,927	45,055	13,007
Average tangible common stockholders’ equity	$204,039	$149,116	$144,757	$141,034	$107,779	$159,880	$103,453

Return on average tangible common equity	8.19%	10.77%	10.04%	9.62%	8.46%	9.52%	8.70%

Total assets	$2,084,579	$2,012,350	$1,945,156	$1,884,886	$1,280,008	$2,084,579	$1,280,008
Less: Goodwill and core deposit intangibles, net	44,619	44,826	45,034	45,241	12,891	44,619	12,891
Tangible assets	$2,039,960	$1,967,524	$1,900,122	$1,839,645	$1,267,117	$2,039,960	$1,267,117

Tangible common equity to tangible assets	10.48%	7.69%	7.64%	7.73%	9.38%	10.48%	9.38%

Allegiance Bancshares, Inc.
ir@allegiancebank.com